                                                                       EXHIBIT 5

                      [BASS, BERRY & SIMS PLC LETTERHEAD]

                                 July 27, 2001



The Board of Directors of
National Commerce Financial Corporation
One Commerce Square
Memphis, TN 38150

          RE: Registration Statement on Form S-8 Relating to the Employee Benefit Plan Listed on Exhibit A hereto

Ladies and Gentlemen:

     We have acted as counsel to National Commerce Financial Corporation, a Tennessee corporation formerly known as National Commerce Bancorporation ("NCFC"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") relating to 5,334,650 shares of common stock, par value $2.00 per share, of NCFC (the "Common Stock") to be issued pursuant to the above referenced plan (the "Plan").

     In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of NCFC, such agreements and instruments, such certificates of public officials, officers of NCFC and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

     As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of NCFC and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock issuable in connection with the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

National Commerce Financial Corporation
July 27, 2001
Page 2

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by NCFC pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), and to the use of our name under the heading "Legal Opinions" in any prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

     This opinion letter is being furnished by us to NCFC and the Commission solely for the benefit of NCFC and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by NCFC or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                          Sincerely,

                                          /S/ BASS, BERRY & SIMS PLC

                                   EXHIBIT A
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Long-Term Incentive Plan